Exhibit d (6) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

AMENDMENT #1 TO EXHIBIT E

to the

Investment Advisory Contract

Federated MDT Small Cap Core Fund

For all services rendered by Adviser hereunder, the above-named Fund of the Federated MDT Series shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.99% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.99% of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution as of the 8th day of June, 2016.

Federated MDT Series

By: /s/J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

Federated MDTA LLC

By: /s/ John B. Fisher

Name: John B. Fisher

Title: President and CEO

AMENDMENT #2 TO EXHIBIT E

to the

Investment Advisory Contract

Federated MDT Small Cap Core Fund

This Amendment #2 to Exhibit E to the Investment Advisory Contract between Federated MDT Series and Federated MDTA LLC, approved at a board meeting on May 17, 2018, shall become effective as of June 28, 2018.

For all services rendered by Adviser hereunder, the above-named Fund of the Federated MDT Series shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.85% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.85% of 1% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid to Adviser daily.

Witness the due execution as of the 1st day of June, 2018.

Federated MDT Series

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

Federated MDTA LLC

By: /s/ John B. Fisher

Name: John B. Fisher

Title: President and CEO